Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Pacific Northwest Bancorp (the “Company”) for the period ending December 31, 2002 as filed on the date hereof (the “Report”), I, Patrick M. Fahey, President and Chief Executive Officer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.             The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 21, 2003.
/s/ Patrick M. Fahey
Patrick M. Fahey President and Chief Executive Officer

In connection with the Annual Report on Form 10-K of Pacific Northwest Bancorp (the “Company”) for the period ending December 31, 2002 as filed on the date hereof (the “Report”), I, Bette J. Floray, Executive Vice President and Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.             The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 21, 2003.
/s/ Bette J. Floray
Bette J. Floray Executive Vice President and Chief Financial Officer